BRAVERMAN INTERNATIONAL, P.C.
                               1255 McDonald Drive
                               Prescott, AZ 86303
                                  928-771-1122


U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby agrees with the statements made by Oxford Ventures, Inc. in response to Item
4.02 of Form 8-K, dated November 15, 2004.


Braverman International, P.C.
Prescott, AZ
December 13, 2004